Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment #2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Somerset, State of New Jersey on October 19, 2015.

Medical Transcription Billing, Corp.

By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahmud Haq, Bill Korn and Stephen A. Snyder, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment #2 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mahmud Haq	Chairman of the Board and Chief Executive Officer	October 19, 2015
Mahmud Haq	(principal executive officer)

/s/ Bill Korn	Chief Financial Officer (principal financial officer)	October 19, 2015
Bill Korn

/s/ Norman Roth	Controller (principal accounting officer)	October 19, 2015
Norman Roth

/s/ Stephen A. Snyder	President and Director	October 19, 2015
Stephen A. Snyder

/s/ Anne Busquet	Director	October 19, 2015
Anne Busquet

/s/ Howard L. Clark, Jr.	Director	October 19, 2015
Howard L. Clark, Jr.

/s/ John N. Daly	Director	October 19, 2015
John N. Daly

/s/ Cameron Munter	Director	October 19, 2015
Cameron Munter